                                                                 RULE 424(b)(3)
                                                             FILE NO. 333-01757
                                                      REPUBLIC INDUSTRIES, INC.




                   SUPPLEMENT NO. 2 DATED FEBRUARY 17, 1997
                     TO PROSPECTUS DATED MARCH 21, 1996



        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:

                               SHARES BENEFICIALLY      SHARES TO BE OFFERED
                                 OWNED PRIOR TO           FOR THE SELLING
SELLING STOCKHOLDER               THE OFFERING          STOCKHOLDER'S ACCOUNT
-------------------            -------------------      ---------------------

Helen Brull                           3,000                     3,000

Marion Panzarella                     3,000                     3,000

James D. Schaubach                      655                       655
 as trustee u/a dtd 12/20/96
 f/b/o James Cullen Schaubach

James D. Schaubach                      655                       655
 as trustee u/a dtd 12/20/96
 f/b/o Shannon Elizabeth
 Schaubach

James D. Schaubach                  153,245                   153,245

Robert S. Schaubach                     327                       327

Andrew M. Schaubach                     327                       327
